EXHIBIT 16.1

February 5, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of DrugMax, Inc.’s Form 8-K dated February 5, 2003, and have the following comments:

1. We agree with the statement made in the first sentence of the first paragraph and the statements made in second and third paragraphs of the Form 8-K.

2. We have no basis on which to agree or disagree with the statements made in the remainder of the Form 8-K.

Yours truly,

/s/ DELOITTE & TOUCHE LLP